UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 13, 2014

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AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459
(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On June 13, 2014, Ambient Corporation (the “Company”) held its 2014 annual meeting of stockholders (the “2014 Annual Meeting”) at 10:00 a.m. at 85 Wells Avenue, First Floor Auditorium, Newton, MA 02459. As of April 29, 2014, the record date for the 2014 Annual Meeting, there were 17,411,744 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 10,515,302 shares of common stock was present at the 2014 Annual Meeting. The final voting results of the 2014 Annual Meeting are set forth below.

1.  Proposal to elect directors to serve until the 2015 Annual Meeting of Stockholders.

The Company’s stockholders elected each of the Company’s five nominees for director to serve a term of one year to expire at the 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against
John J. Joyce	10,480,809	34,493
Michael Widland	10,431,462	83,840
D. Howard Pierce	10,484,499	30,803
Thomas Michael Higgins	10,484,328	30,974
Francesca E. Scarito	10,463,409	51,893

The proposal received the requisite number of votes and was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 17, 2014	By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer